Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

International Money Express, Inc.
Miami, Florida

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-232888 and 333-248902) and Form S-8 (Nos. 333-233392 and 333-248563) of International Money Express, Inc. of our report dated March 7, 2022 relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ BDO USA, LLP

Miami, Florida
March 7, 2022